LEASE AGREEMENT


(1) THIS LEASE AGREEMENT made this 25th day of February, 2005, by and between MB Monroe Properties Inc. (MB), a Michigan Corporation whose address is 115 Foxhunt Crescent, Syosset NY 11791, (the "Lessor"), hereafter designated as the
Landlord, and Loretta Baking Products Ltd., a Michigan corporation, whose address is 317 Front Street, Monroe Michigan (the "Lessee"), hereinafter designated as the Tenant. Monaco Group Inc., a Delaware Corporation whose address is 2405 Lucknow Drive, Mississauga, Ontario, Canada L5S 1H9 ("MGI"), is the parent and sole shareholder of Loretta Baking Products Ltd. and is the guarantor of this lease. This Lease Agreement shall be effective on the closing date (the "Closing Date") of the real estate purchase agreement (the "Real Estate Purchase Agreement") by and between MB Monroe Properties Inc. and Loretta Baking Mix Products Ltd. whereby MB Monroe Properties Inc. shall become the owner of the Leased Premises (defined below). If the Real Estate Purchase Agreement is terminated, then this Lease Agreement shall become null and void.

                                   WITNESSETH:

DESCRIPTION
(2) The Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by the Tenant and the Guarantor, does hereby lease unto the Tenant Premises (the "Leased Premises") situated in Monroe County, City of Monroe, Michigan, commonly known as 317 Front Street, Monroe, Michigan to-wit:

                  SEE ATTACHED LEGAL DESCRIPTION AS Exhibit A.

TERM
(3) (A) The term of the Lease shall be for ten (10) years from and after the Closing Date. The Landlord, at its sole discretion, may allow Tenant to remain in the Leased Premises for an extended period, subject to the terms of paragraph 3 (B). Any subsequent extension beyond the initial renewal will be for five (5) additional years, or such other term as the Landlord shall designate. All provisions of this Lease shall apply during all extension terms hereof.

     (B) If Tenant fully complies with each and every covenant and condition as contained in this Lease, and the Lease continues in full force and effect during the entire original ten (10) year term the Tenant, at its option, may extend the term of this lease for an additional five (5) year period, upon the same terms and conditions as herein contained, except for the monthly rental payment, which shall be as described in paragraph (4) hereafter (the "Extended Lease"). If Tenant desires to exercise this option to extend under the Lease, Tenant must give written notice to Landlord of its intention to exercise the option to renew not less than two hundred seventy (270) days prior to the expiration of the original term of this lease, which written notice must be provided to Landlord either by hand delivery or by receipt of Landlord via certified mail of the written notice, which written notice, if sent by certified mail, must be received by Landlord not less than two hundred seventy (270) days prior to the expiration of the original term of the lease. If Tenant does not exercise this option, Tenant agrees to vacate the premises and have all personal property belonging to Tenant removed by the date that is one hundred twenty (120) months after the Closing Date.


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     (C) If the Tenant  exercises  its option to extend the term of the original lease in accordance with paragraph 3(B), then the Tenant, at its option, may extend the term of the Extended Lease for an additional five (5) year period, upon the same terms and conditions of the Extended Lease. If Tenant desires to exercise this option to extend under the Extended Lease, Tenant must give written notice to Landlord of its intention to exercise the option to renew not less than two hundred seventy (270) days prior to the expiration of the original term of this lease, which written notice must be provided to Landlord either by hand delivery or by receipt of Landlord via certified mail of the written notice, which written notice, if sent by certified mail, must be received by Landlord not less than two hundred seventy (270) days prior to the expiration of the term of the Extended Lease.

RENT
(4) The annual Rent for the initial term of the Lease, which Rent does not include additional amounts to be paid by Tenant as set forth in paragraph (5),
(6) and any amounts, other than Rent, which Tenant may be required to pay pursuant to additional terms of this Lease, totals One Hundred Twenty Five Thousand Dollars, with monthly Rent payments in the amount of Ten Thousand Four Hundred Sixteen Dollars and sixty seven cents ($10,416.00) Dollars per month due on the first day of each month, beginning on the Closing Date, and subsequent payments ($10,416.67) due every month on the 1st day of each month thereafter until all Rent amounts herein have been paid in full for the year. The annual rental shall increase each year by 5% over the preceding year's rent until the lease expiration in 2014.

If the Tenant shall default in any payment or expenditure other than Rent required to be paid or expended by the Tenant under the terms hereof, the Landlord may at its option make such payment or expenditure, in which event the amount thereof shall be paid as rental to the Landlord by the Tenant on the next ensuing day Rent would be due, together with interest at ten (10%) percent per annum from the date any payment or expenditure other than Rent required to be paid or expended by the Tenant was due or from the date of such payment or expenditure by the Landlord and on default in such payment the Landlord shall have the same remedies as on default in payment of rent. If the Tenant shall be in default in the payment of Rent required to be paid pursuant to Paragraph 4 of this Agreement, a late fee in the amount of One Hundred ($100.00) Dollars shall become due and owing and paid as rental to the Landlord by the Tenant on the next ensuing day Rent would be due and on default of such payment, Landlord shall be entitled to pursue all legal or equitable remedies it may have against Tenant. If the Tenant defaults on any rent or required payments and does not cure any default within 10 business days of said default, the landlord shall be entitled to accelerate all rental payments due under the terms of this lease and the landlord may, at its sole discretion declare the lease null canceled and require the tenant to vacate the premises.

All payments of Rent or other sums to be made to the Landlord shall be made at such place as the Landlord shall designate in writing from time to time. The Landlord shall have the option to receive the monthly lease payments either in the form of cash or shares of common stock of MGI ("Monaco Shares"). The Monaco Shares shall be registered pursuant to MGI's S-8 stock plan at the closing price on the date of payment.

RENT SECURITY AND ADDITIONAL INDUCEMENT IN FAVOR OF LANDLORD
a) The Tenant shall pay the landlord $24,000 as security deposit upon signing of this lease agreement.

b) MGI agrees to guarantee all the lease payments payable by the Tenant to the Landlord pursuant to the terms and conditions of this Lease and will issue 600,000 Monaco Shares of its common stock to the Landlord, which shall be held

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in escrow,  by an escrow  agent to be mutually  agreed upon by the parties  (the
"Escrow Agent"), as additional collateral to guarantee payments under this Lease. Said shares shall have piggy back registration rights and, at the sole discretion of the Landlord, may be used in connection with the share payment option of the Landlord as described above in this paragraph (4).

c) As an inducement to the Landlord to acquire the premises from Monroe Bank and Trust and to lease the premises to the Tenant, MGI agrees to grant three hundred fifty thousand (350,000) options on its common stock ("Stock-Options") to the Landlord. The 350,000 Stock-Options shall be validly issued by MGI and irrevocably granted to the Landlord and evidenced by a written option agreement pursuant to Rule 144. The option period shall be valid for seven (7) years following the date granted to acquire 350,000 shares of the capital stock of MGI at a per share price of $1.50. Shares underlying the above warrants shall have piggy back registration rights. The number of shares underlying the options will be adjusted upward pari pasu with any forward splits or downward in the case of any reverse splits but in no case shall the Landlord be entitled to less than 150,000 shares under the option agreement. The options shall be issued at the time of the execution of this Lease.

d) MGI herby represents that it has induced the Landlord to acquire the property at 317 Front Street in Monroe, Michigan in order to be able to complete the acquisition of the business formerly owned by Amendt Corporation ("Amendt Business") from Monroe Bank & Trust and to be able to operate the facility for the benefit of the Tenant and MGI. MGI represents that the acquisition of the Amendt Business is a critical part of MGI's strategic business plan and is therefore binding itself as a party to this lease agreement and hereby warrants and guarantees all of the terms, conditions and representations in this agreement as though it were the Tenant in this contract.

INSURANCE
(5) In addition to the rentals hereinbefore specified, the Tenant agrees to pay as additional rental all premiums for insurance, as described in Paragraph 11 hereof, that are charged during the term of the Lease on the Leased Premises and on the improvements situated on said Leased Premises, which amount shall be paid as and when due to the insurance company issuing the subject insurance and which amount is in addition to the amount set forth in Paragraph 4 above.

TAXES
(6) In addition to the rentals hereinbefore specified, the Tenant agrees to pay as additional rental all taxes that may be charged during the term of the Lease on the Leased Premises and on the improvements situated on said Leased Premises, which amount shall be due as and when the same are due according to the charges billed and before interest accrues on the amounts due.

ASSIGNMENT
(7) The Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet said Leased Premises or any part thereof without the written consent of the Landlord. Any assignment, transfer, hypothecation, mortgage or subletting without said written consent shall give the Landlord the right to terminate this Lease and to re-enter and repossess the Leased Premises.

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BANKRUPTCY AND INSOLVENCY
(8) The Tenant agrees that if the estate created hereby shall be taken in execution, or by other process of law, or if the Tenant shall be declared bankrupt or insolvent, according to law, or any receiver be appointed for the business and property of the Tenant, or if any assignment shall be made of the Tenant's property for the benefit of creditors, then and in such event this Lease may be canceled at the option of the Landlord.

RIGHT TO MORTGAGE
(9) The Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord's interest in the said Leased Premises and on the land and buildings of which the said Leased Premises are a part or upon any buildings hereafter placed upon the land of which the Leased Premises form a part. The Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by the Landlord and any mortgagees or proposed mortgagees and hereby irrevocably appoints the Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of the Tenant.

USE AND OCCUPANCY
(10) It is understood and agreed between the parties hereto that said Leased Premises during the continuance of this Lease shall be used and occupied for those purposes required by Tenant as a manufacturer and distributor of baking mix products and for no other purpose or purposes without the written consent of the Landlord, and that the Tenant will not use the Leased Premises for any purpose in violation of any law, municipal ordinance or regulation, and that on any breach of this agreement the Landlord may at their option terminate this Lease forthwith and re-enter and repossess the Leased Premises.

FIRE AND INSURANCE

(11) It is understood and agreed that if the Leased Premises are damaged or destroyed in whole or in part by fire, the elements or other casualty which is insured under insurance carried by Landlord during the term hereof, the Landlord shall, within one hundred eighty (180) days from the date of the casualty, repair and restore the Leased Premises to good tenantable condition, and that the rent herein provided for shall abate entirely in case the entire Leased Premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition; provided, however, that if the Tenant shall fail to adjust its own insurance or to remove its damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of rental during the period of such resulting delay, and provided further that there shall be no abatement of rental if such fire or other cause damaging or destroying the Leased Premises shall result from the negligence or willful act of the Tenant, its agents or employees, and provided further that if the Tenant shall use any part of the Leased Premises for storage during the period of repair a reasonable charge shall be made therefore against the Tenant, and provided further that in case the Leased Premises, or the building of which they are a part, shall be destroyed to the extent of more than one-half of the value thereof, the Landlord may at its option terminate this Lease forthwith by a written notice to the Tenant. In no event shall Landlord be required to expend in excess of the insurance proceeds allocated to the Leased Premises which Landlord receives from its insurance carrier to repair and restore the Leased Premises. In the event Landlord repairs or restores the Leased Premises, any amount expended by Landlord in repairing or restoring the Leased Premises which are in excess of the proceeds of insurance received by Landlord, said excess amount shall be

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repayable  by Tenant to Landlord  within ten (10) days after  received by Tenant from Landlord of a statement setting forth the amount of such excess. The Landlord's insurance carrier shall determine the amount of insurance proceeds attributable to the damage to such improvements, which determination shall be binding upon Landlord and Tenant.

The Tenant agrees, at its sole cost and expense, to keep the Leased Premises insured with a responsible Insurance Company with the Landlord being named as an additional insured for all risk hazard insurance for fire and extended coverage (the "All Risk Policy") and to deliver the policy or policies to the Landlord and upon its failure to do so the Landlord may place such insurance and charge the same to the Tenant as so much additional rent as provided in Paragraph (4) and (5); but the failure on the part of the Landlord to place such insurance does not release the Tenant of the liability. The All Risk Policy shall provide not less than thirty (30) days written notice to the Landlord before cancellation.

The Tenant also agrees to procure and keep in effect during the term hereof a policy or policies for Rental Interruption Insurance, in an amount which would fully cover all Rent and additional amounts owing by Tenant under the terms of this Lease for the entire unexpired Term of the Lease, which insurance shall be provided by an insurer authorized or licensed to do business in the State of Michigan. The cost of the foregoing insurance coverage shall be incurred and paid for by Tenant. The Landlord shall be named as an additional insured under said policy. Tenant shall deliver a copy of the policy or policies to Landlord upon Landlord's request and upon its failure to do so, the Landlord may place such insurance and charge the same to the Tenant as so much additional rent as provided in Paragraph (4) and (5), but the failure on the part of the Landlord to place such insurance does not release the Tenant of the liability. The Rental Interruption Insurance policy shall provide not less than thirty (30) days written notice to the Landlord before cancellation.

The Tenant agrees to procure and keep in effect at its sole cost and expense during the term hereof public liability and property insurance for the benefit of the Landlord (the "PLPD Insurance"), and naming the Landlord as an additional insured, in the sum of One Million Dollars ($1,000,000.00) for damages resulting to one person, One Million Dollars ($1,000,000.00) for damages resulting from one casualty, and One Million Dollars ($1,500,000.00) property damage insurance resulting from any one occurrence. Tenant shall deliver said policies to the Landlord and upon Tenant's failure so to do the Landlord may at their option obtain such insurance and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent day. The PLPD Insurance policy shall provide not less than thirty (30) days written notice to the Landlord before cancellation.

REPAIRS AND ALTERATIONS
(12) (A) Tenant, at its sole cost and expense, during the term of this Lease, shall keep and maintain in first class appearance and in good condition and repair as reasonably determined by Landlord, the Leased Premises and every part thereof, and all other repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, and all other work as may be needed performed by or on behalf of Tenant pursuant to the terms of this Lease. Tenant agrees to pay Landlord, as Additional Payments all costs associated with any maintenance, materials used, or maintenance personnel requests by Tenant. Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the state where the Leased Premises is located and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other officials of the governmental agencies having jurisdiction there over, and Tenant shall comply with all requirements of law, ordinances and otherwise, affecting the Leased Premises, all at the sole cost and expense of Tenant. At the time of the expiration or earlier termination of the tenancy created herein, Tenant shall surrender the Leased Premises in good order, condition and repair.

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In the event  Tenant  fails to keep the Leased  Premises in good  condition  and repair and in a neat and clean condition, Landlord may, with written notice, but shall not be required to do so, take all appropriate action to cure such failure and make and complete such repairs or cleaning and Tenant shall reimburse Landlord as additional rent all costs incurred by Landlord relating thereto within ten (10) days after Tenant's receipt of an invoice therefore.

     (B) Tenant covenants and agrees it shall keep the Leased Premises and all parts of the Leased Premises free from all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and agrees to bond against or discharge any such lien within thirty (30) days after written request therefore by Landlord. Tenant shall reimburse Landlord for all costs and expenses, including actual attorney fees, which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within ten (10) days after receipt by Tenant from Landlord of a written statement setting forth the amount of such costs and expenses. The failure of Tenant to pay any such amount to Landlord within said ten (10) day period shall carry with it the same consequences as failure to pay any installment of Rent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be deemed to be Landlord's agent with respect to any alterations, additions or improvements made by or on behalf of Tenant to the Leased Premises. Nothing contained in this Lease shall enable Tenant to subject the Leased Premises to any liens as a result of any alterations, additions or improvements made by or on behalf of Tenant to the Leased Premises.

     (C) Tenant shall not make or cause to be made any alterations, additions and improvements to the Leased Premises without the prior written approval of Landlord in each instance, which Landlord will not unreasonably withhold. Whether with or without prior approval by Landlord as previously referenced, all alterations, additions and improvements made by Tenant shall be deemed to have attached to the leasehold and to have become the property of Landlord upon such attachment. Upon expiration or earlier termination of this Lease, Tenant shall not remove any such alterations, additions and/or improvements. Landlord may, however, designate, by written notice to Tenant at the time of approval of same, those alterations, additions or improvements which may or shall be removed by Tenant at the expiration or earlier termination of this Lease, and if so designated at the time of Landlord's approval thereof, Tenant shall promptly remove the same and repair any damage to the Leased Premises caused by such removal. Trade fixtures installed by Tenant, including movable office furniture, chairs, and cabinets may be removed if all Rent and other payments due herein are paid in full and Tenant is not otherwise in default hereunder, provided that Tenant repairs any damage to the Leased Premises caused by such removal.

EMINENT DOMAIN
(13) If all or any part of the Leased Premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Leased Premises by notice to the other within thirty (30) days after such date. If the Lease shall be terminated as to a part or all of the Leased Premises, all obligations under the Lease shall abate in direct proportion to a fraction whose numerator is the rentable area of the Leased Premises as to which this Lease shall have terminated and whose denominator is the total rentable area of the Leased Premises. If this Lease shall not be terminated as to the entire Leased Premises as the result of such taking, the balance of the Leased Premises shall be restored by Landlord to a state which is as useful and architecturally complete as possible under the circumstances.

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All damages  awarded  for any taking of all or any part of the Leased  Premises, including without limitation the leasehold improvement, shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution and value of the leasehold or of Landlord's fee interest; provided, however, Landlord shall not be entitled to any portion of the separate award made to Tenant for Tenant's fixtures, for personal property, for loss of business or business interruption, or for moving expenses or other relocation costs.

CARE OF LEASED PREMISES
(14) The Tenant shall not perform any acts or carry on any practices that may injure the building or be a nuisance or menace to other other buildings in the immediate vicinity of the leases property and shall keep the Leased Premises under its control (including adjoining drives, streets, parking lots, alleys or yards) clean and free from rubbish, dirt, snow and ice at all times, and it is further agreed that in the event the Tenant shall not comply with these provisions, the Landlord may enter upon said Leased Premises and have rubbish, dirt, snow and ashes removed and the sidewalks cleaned, in which event the Tenant agrees to pay all charges that the Landlord shall pay for hauling rubbish, ashes, snow removal and dirt, or cleaning walks. Said charges shall be paid to the Landlord by the Tenant as soon as a bill is presented and the Landlord shall have the same remedy as is provided in Paragraph (4) of this Lease in the event of Tenant's failure to pay.

(15) The Tenant shall at its own expense under penalty of forfeiture and damages promptly comply with all lawful laws, orders, regulations or ordinances of all municipal, County and State authorities affecting the Leased Premises and the cleanliness, safety, occupation and use of same.

CONDITION OF LEASED PREMISES AT TIME OF LEASE
(16) The Tenant further acknowledges that it has examined the said Leased Premises prior to the making of this Lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by the Landlord, or their agent, that are not herein expressed, and the Tenant hereby accepts the Leased Premises in their present "as is" "where is" condition at the date of the execution of this Lease.

(17) The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the building of which the Leased Premises are a part or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes.

RE-RENTING
(18) The Tenant hereby agrees that for a period commencing 270 days prior to the termination of this Lease, the Landlord may show the Leased Premises to prospective Tenants and may display in and about said Leased Premises and in the windows thereof the usual and ordinary "TO RENT" signs.

HOLDING OVER
(19) It is hereby agreed that there shall be no hold over period in the absence of a written agreement between the landlord and the tenant

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GAS, WATER, HEAT, ELECTRICITY
(20) The Tenant will pay all charges made against said Leased Premises for gas, water, heat and electricity during the Term of this Lease, and any extended Terms, and shall pay same as the same shall become due.

ADVERTISING DISPLAY
(21) All signs and advertising displayed in and about the Leased Premises shall be such only as advertise the business carried on upon said Leased Premises, and the Landlord shall control the character and size thereof, with the lettering on any sign to be approved by Landlord. No sign shall be displayed excepting such as shall be approved in writing by the Landlord, and no awning shall be installed or used on the exterior of said building unless approved in writing by the Landlord.

ACCESS TO LEASED PREMISES
(22) The Landlord shall have the right to enter upon the Leased Premises at all reasonable hours for the purpose of inspecting the same. If the Landlord deems any repairs necessary, it may demand that the Tenant make the same. If the Tenant refuses or neglects forthwith to commence such repairs and complete the same with reasonable dispatch, the Landlord may make or cause to be made such repairs and shall not be responsible to the Tenant for any loss or damage that may accrue by reason thereof. If the Landlord makes or causes to be made such repairs, the Tenant agrees that it will forthwith on demand pay to the Landlord the cost thereof with interest at ten (10%) percent per annum and if it shall make default in such payment the Landlord shall have the remedies provided in Paragraph 5 hereof.

The Landlord reserves the right of free access at all times to the roof of said Leased Premises and reserves the right to rent said roof for advertising purposes. The Tenant shall not erect any structures for storage or any aerial, or use the roof for any purpose without the written consent of the Landlord.

REENTRY/DEFAULT
(23) In case any Rent or any other payments shall be due and unpaid or if default be made in any of the covenants herein contained, or if said Leased Premises shall be deserted or vacated, then it shall be lawful for the Landlord, its attorney, heirs, representatives and assigns, to reenter into and repossess the said Leased Premises and the Tenant and each and every occupant to remove and put out and to take such other action as Landlord may desire in law or in equity against Tenant.

QUIET ENJOYMENT
(24) The Landlord covenants that the said Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised Leased Premises for the term aforesaid.

EXPENSES--DAMAGES REENTRY
(25) In the event that the Landlord shall, during the period covered by this Lease or during any Holdover or extension period, obtain possession of said Leased Premises by reentry, summary proceedings, or otherwise, in any proceeding at law or in equity, the Tenant hereby agrees to pay the Landlord expenses and costs incurred in obtaining possession of said Leased Premises and all expenses, costs and commissions that may be paid in and about the re-letting of the same. Tenant shall also pay all of Landlord's reasonable attorney fees, court costs, and all other damages associated with this and in enforcing any other provision of this Lease.

REMEDIES NOT EXCLUSIVE
(26) It is agreed that each and every of the rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

WAIVER
(27) One or more waivers of any covenant or condition by the Landlord shall not be construed as a waiver of a further breach of the same covenant or condition.

INDEMNIFICATION
(28) Tenant shall indemnify and save harmless Landlord against and from any and all claims by and on behalf of any person or persons, firm or firms, corporation or corporations, or any other entity, including but not limited to any federal, state, municipal, or other governmental entity, arising from any use of the Leased Premises or anything whatsoever done by or on behalf of Tenant on or after the date of this Lease Agreement, and will further indemnify and save Landlord harmless against and from any and all claims or threatened claims or actions arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees, or licensees, and from and against all costs, actual attorney fees, expenses, and liabilities incurred in or about any such claim or action or proceeding brought thereon, including but not limited to any action or threatened action that may arise as a result of the violation or threatened violation of any federal, state, municipal or other law, regulation, or guideline now in effect or hereinafter enacted, with respect to the impact on the environment. In the event that any action or proceeding shall be brought or shall be threatened against Landlord by reason of any such claim set forth above, Tenant, upon notice from the Landlord, covenants to resist or defend at Tenant's sole expense, such action, proceeding, or threatened proceeding, and shall retain such legal counsel or other support services as are satisfactory to the Landlord to resist or defend such action, proceeding, or threatened proceeding. Tenant shall reimburse Landlord for any and all actual costs and expenses, including actual attorney fees incurred by Landlord hereunder.

TRIPLE-NET LEASE
(29) It is the intention of the Landlord and the Tenant that the rent herein specified shall be net to the Landlord during the term of this Lease. Accordingly, all costs, expenses, and obligations of every kind relating to the Leased Premises, including but not limited to all taxes and insurance that may arise or become due during the term of this Lease shall be paid by the Tenant before the due date hereof and the Landlord shall be indemnified by the Tenant against all costs, expenses, and obligations.

The net rent shall be paid to the Landlord without notice or demand and without abatement, deduction, or set-off. All sums payable hereunder shall be deemed to be additional rent hereunder; and in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of the Rent.

Tenant shall notify Landlord, in writing, with respect to the payment of all charges hereunder, including but not limited to taxes, insurance, etc., and shall include with such notice a copy of the invoice for each such charge and a copy of the check tendered to pay such charge. Such notice shall be given to Landlord at the time the payment is made. In addition, Tenant shall send Landlord a copy of any "paid" receipt it receives with respect to such payments.

In the event that the Tenant contests the amount or validity of any charge pursuant to this provision, the Tenant shall nevertheless promptly pay such charge. In the event the Tenant prevails with respect to any such challenge, then Landlord shall, within thirty (30) days after the final resolution of that matter, refund any balance due to the Tenant.

NOTICES
(30) Whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to the Tenant is in writing addressed to the Tenant at its last known Post Office address or at the Leased Premises and deposited in the mail with postage prepaid and if such notice to the Landlord is in writing addressed to the Landlord at the address set forth in Paragraph 1 of this Agreement, and deposited in the mail with postage prepaid, or at such other place as may be designated in writing by either Landlord or Tenant in the future. Notice need be sent to only one Tenant or Landlord where the Tenant or Landlord is more than one person.

MISCELLANEOUS
(31) It is agreed that in this Lease the word "he" shall be used as synonymous with the words "she," "it" and "they," and the word "his" synonymous with the words "her," "its" and "their."

(32) The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

(33) This Lease Agreement shall be governed and construed in accordance with the laws of the State of Michigan, to which jurisdiction Landlord and Tenant submit. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity or any other portion or provision.

(34) The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and/or assigns.

(35) This Lease Agreement and the Exhibits, if any, attached hereto, set forth all the covenants, promises, agreements, conditions and understandings by the Landlord and Tenant covering the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them other than set forth herein. No amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by an authorized representative of each party. However, by entering into this Agreement, Landlord and Tenant acknowledge that Landlord is in no way waiving any rights or remedies it may have, in law or in equity, regarding any amounts owing or any previous violations to any lease or leases for the Leased Premises previously entered into between Landlord and Tenant. Landlord hereby reserves all of its rights and remedies and its ability to recover against Tenant for same as appropriate hereafter.

(36) The captions and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such articles of this Lease, or in any way affect this Lease.

(37) Payment by Tenant or receipt by Landlord of a lesser amount than the Rental or other charges herein agreed to be paid by Tenant, at Landlord's sole option, may be deemed to be on account of the earliest due rents or other amounts owing to Landlord, or deemed to be on account of rent owing for the current period only, notwithstanding any instructions by or on behalf of Tenant to the contrary, which instructions shall be null and void, and no endorsement or statement on any check or any letter accompanying any check payment as rent or other charges shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other charges or pursue any other remedy in this Lease or in law or in equity against Tenant.

(38) The parties hereto shall and hereby do waive trial by jury in any action, proceeding or claim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. In the event that Landlord commences any proceeding for non-payment of rent, or any other amount payable hereunder, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

NOTARY PUBLIC:                                    LANDLORD:

--------------------                              MB MONROE PROPERTIES INC.

                                                  By:
                                                     ----------------------
                                                     Marguerite Barbella,
                                                     President


NOTARY PUBLIC:                                     TENANT:

---------------------                              LORETTA BAKING PRODUCTS LTD.

                                                  By:
                                                     ----------------------
                                                     Al Burgio,
                                                     President



NOTARY PUBLIC:                                      GUARANTOR:

----------------------                              MONACO GROUP INC.


                                                  By:
                                                     ----------------------
                                                     Al Burgio,
                                                     President


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